UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2015 (January 28, 2015)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 East Park Drive, Second Floor Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2015, AAC Holdings, Inc., a Nevada corporation (the “Company”), through Behavioral Healthcare Realty, LLC, a Delaware limited liability company and subsidiary of the Company (the “Buyer”), entered into a Purchase and Sale Agreement (the “Agreement”) with FiftyNine Palms, Inc., a California corporation (“Seller”), pursuant to which Buyer agrees to acquire certain real property of Seller. The purchase price for the property is $12,500,000 in addition to a $1,000,000 lease termination fee.

The Agreement contains customary representations, warranties and covenants by the parties to such agreement as well as customary indemnification provisions and termination rights for the parties. The closing is expected to occur during the first quarter of 2015 and is subject to certain closing conditions, including the amendment or removal of certain use restrictions on the property to allow the Buyer to use the property for its intended use.

Item 7.01	Regulation FD Disclosure.

On February 3, 2015, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated February 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

Date: February 3, 2015

	By:	/s/ Michael T. Cartwright
Michael T. Cartwright
Chief Executive Officer and Chairman

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release dated February 3, 2015